Exhibit 99.1

Press Release
www.shire.com

Director/PDMR Share Dealings

June 30, 2014 – Shire plc (LSE: SHP, NASDAQ: SHPG) (the “Company”) announces that today Ordinary Shares (“Shares”) and American Depository Shares (“ADSs”) of the Company, as set out below, have been acquired for the Non-Executive Directors, being the part of their total fees that are paid in shares for the period of service from April 1 to June 30, 2014.

	Type of Security (1)	Number of Shares/ADSs
Dominic Blakemore	Shares	101
William Burns	Shares	115
Dr. Steven Gillis	ADSs	36
Dr. David Ginsburg	ADSs	34
David Kappler	Shares	120
Susan Kilsby	ADSs	91
Anne Minto	Shares	120
David Stout	ADSs	37

(1)        One ADS is equal to three Shares

The Shares and ADSs were acquired on the London Stock Exchange and NASDAQ respectively at prices of £46.50 per Share and $235.50 per ADS.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Jeff Poulton	jpoulton@shire.com	+1 781 482 0945
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX